UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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DESTINATION MATERNITY

CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

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Destination Maternity Encourages Stockholders to Vote

FOR its Director Nominees on the WHITE Proxy Card

Reaffirms the Board’s Commitment to Gender Diversity on the Board and Stockholder Engagement

Highlights Risks of Giving Dissident Group Control of Board

MOORESTOWN, N.J., May 21, 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today issued the following open letter to stockholders regarding its upcoming Annual Meeting of Stockholders scheduled for this Wednesday, May 23, 2018:

May 21, 2018

Dear Fellow Stockholders:

With the Company’s Annual Meeting of Stockholders fast approaching this Wednesday (May 23rd), now is the time for stockholders to cast their votes on the WHITE proxy card FOR each of the Company’s four highly qualified and experienced director nominees: Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

Your Board and management team have held numerous discussions with a broad range of stockholders during this proxy season, which have generated meaningful feedback and valuable insights.

In light of these conversations, we re-affirm our commitment to increasing our gender diversity at the Board level by identifying and appointing at least one additional highly qualified female director to the Board as soon as possible.

We also confirm our commitment to identify and name a permanent CEO as soon as possible, a process that was underway prior to, but interrupted by, the disruptive proxy contest launched by a dissident group of stockholders led by Nathan G. Miller and Peter O’Malley (the “Miller Group”).

Furthermore, your Board respects and appreciates our stockholders’ desire for increased engagement, and commits to a deeper and more frequent conversation with you, our stockholders, including regular and consistent updates on the progress of the Company’s newly revised go-forward plan, upon which your Board and management team continue to work diligently.

Your Board’s commitment to good corporate governance stands in stark contrast with the efforts by the dissident group. The replacement of your entire Board with the Miller Group’s nominees who lack Board level and C-suite experience would create significant governance and operational risks that could distract from, and delay, the continued execution of our revised go-forward strategy. Furthermore, in its drive for absolute control of your Company, the Miller Group is now threatening to sue the Board, the Company and Orchestra-Prémaman, the Company’s largest stockholder, after the annual meeting in an attempt to stop Orchestra-Prémaman from exercising its right as a stockholder to vote its shares in favor of the Board’s highly qualified nominees.

This latest effort by the Miller Group serves as an unfortunate reminder that the Miller Group’s top priority is to take over your Company, not to create value for all stockholders. This desperate play for control is not only demonstrated by this threatened lawsuit, but also by the Miller Group’s two unsuccessful attempts to acquire control of your Company at bargain prices, and its rejection of five separate settlement offers relating to this Board contest.

Remarking on the Miller Group’s history of repeated attempts to gain control of Destination through either inadequate purchase or private investment proposals, leading proxy advisory firm, Glass Lewis, said in its report:

“…we are concerned the Dissident’s pattern of practice indicates a principal focus on control, rather than the expansion and protection of shareholder value.”

“…we believe the Miller Group’s bona fides as a shareholder advocate are dwarfed by its apparent interest in exercising unilateral influence over the Company.”

Do NOT be fooled by the Miller Group. Your Board and management team are on the right path, and the Board nominees are the right stewards for your Company and all stockholders!

Vote on the WHITE proxy card “FOR” all of our highly qualified slate of nominees:

Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

Your vote is extremely important, no matter how many or how few shares you own. Stockholders can vote today by telephone, online or by signing, dating and returning the WHITE proxy card.

If you have previously returned a gold proxy card you received from the Miller Group, you have every right to change your vote by using the WHITE proxy card to support the Destination Board. Only your latest dated validly executed proxy card will count.

Please DO NOT send back any gold proxy cards, even as a “protest vote.” Doing so will cancel out any previously submitted WHITE proxy cards.

If you have any questions or need assistance voting, please call Okapi Partners LLC, our proxy solicitor, at (212) 297-0720 or toll-free at (855) 208-8903, or email at info@okapipartners.com

On behalf of the Board, thank you for your continued support.

Very truly yours,

The Destination Maternity Board

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this letter or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this letter are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this letter. The Company assumes no obligation to update or revise the information contained in this letter (whether as a result of new information, future events or otherwise), except as required by applicable law.

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.